PURCHASE AND SALE AGREEMENT
                           ---------------------------

     THIS PURCHASE AND SALE AGREEMENT (the "Agreement"), dated as of the 31st day of December, 1997, is by, between and among the following parties:

          (1) Marine Power Holding, L.L.C. ("MPH" or "Buyer"), a
          Louisiana Limited Liability Company, with its offices and place of business at 400 N. Carrollton Avenue, New Orleans, Louisiana 70119;

          (2) Hirel Technologies, Inc. ("Hirel Technologies"), a corporation organized and existing under the laws of the State of Florida, with its offices and place of business at 650 S.W. 16th Terrace, Pompano Beach, Florida 33069;

          (3) Hirel Marketing, Inc. ("Hirel Marketing"), a corporation organized and existing under the laws of the State of Florida, with its offices and place of business at 650 S.W. 16th Terrace, Pompano Beach, Florida 33069; and

          (4) Hirel Holdings, Inc. ("Hirel Holdings"), a corporation organized and existing under the laws of the State of Delaware, with its offices and place of business at 650 S.W. 16th Terrace, Pompano Beach, Florida 33069.

                                    RECITALS
                                    --------

     WHEREAS, on or about December 8, 1997, W.E. Allbright, Jr., as representative of MPH, and Hirel Holdings entered into that certain letter agreement setting forth the parties' intent regarding the sale to MPH of certain assets owned by Hirel's subsidiaries, Hirel Technologies and Hirel Marketing; and

     WHEREAS, in order to carry out the terms and provisions of said letter agreement MPH desires to buy and Hirel Technologies and Hirel Marketing desire to sell the below-described assets on the terms and conditions set forth in this Agreement.

                               TERMS OF AGREEMENT
                               ------------------

     NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, MPH, Hirel Technologies, Hirel Marketing and Hirel Holdings hereby agree as follows:


     1. ASSETS TO BE SOLD BY HIREL TECHNOLOGIES.
        ----------------------------------------

     Subject to the terms and conditions set forth in this Agreement and less and except the Excluded Assets described in paragraph 2, below, at Closing Hirel Technologies will sell, convey, transfer, assign and deliver to Buyer and Buyer will purchase, all of the following described assets and properties owned by the Marine Power Division of Hirel Technologies Inc., held for and pertaining to, or developed with respect to, the business of the said Marine Power Division and located at the Marine Power facilities in Riverside, California; Ponchatoula, Louisiana; and Spokane, Washington (the "Marine Power Locations"), whether tangible, intangible or mixed or recorded or unrecorded on Hirel Technologies' books (sometimes referred to herein collectively as the "Marine Power Assets"):


     (a) All of the inventory, whether work-in-process, finished goods or parts inventory, relating to the Marine Power Division's business and located at the Marine Power Locations, which said inventory shall be set forth and described on the attached Schedule "1."

     (b) All of the accounts receivable relating to Marine Power Division's business, whether billed or unfilled, arising from sales made by said Division on or prior to the Closing Date, less and except any receivable owed by Hirel Holdings and its subsidiaries, including that certain account receivable owed by Hirel Marketing, Inc. in the principal amount of $554,469.38 and that certain account receivable owed by Hirel Technologies, Inc. in the principal amount of $1,530.47. Buyer shall also receive the right to receive any and all proceeds, including cash, checks, or notes arising out of or relating to said accounts receivable.

     (c) All of Hirel Technologies' right, title and interest in and to the following assets:

          (1) Any and all furniture, fixtures, leasehold improvements, tooling, motor vehicles and movable equipment used in or related to, the operation of the business of the Marine Power Division as set forth on the attached Schedule "2" and located at the Marine Power Locations;

          (2) The operating and/or trade names "Marine Power," "ENPAC," "Sportpac," "PARPAC," "Airpac," "Jetpac," "X-Stream," "X Performance Series," "Seawolf Series," "X" Motor; and all trade marks, copyrights and patents related thereto;

          (3) Any and all of the accounting and fixed asset records of the Marine Power Division and located at the Marine Power Locations, including all business record systems, inventory and cost management accounting systems and their related data bases, inventory data bases, sales invoices and signed packing slips, sales data base records, employee and personnel records;

          (4) Any and all contracts, warranties, claims (whether asserted or unasserted), causes of action and/or other intangible property rights relating or pertaining to the Marine Power Assets acquired by MPH;

          (5) Any and all cash, or cash equivalents, in the possession of the Marine Power Division as of Closing Date, together with any and all rights or claims relating to any and all prepaid expenses and/or deposits made or expended in connection with the business operations of the Marine Power Division;

          (6) Any and all promissory notes held or owned by the Marine Power Division as bearer, holder or payee, including but not limited to that certain promissory note executed by AA Land, Inc. in the present principal amount of $18,000.00 and that certain promissory note executed by Commercial Marine Services with a present outstanding balance of $202,767; and

          (7) Any and all insurance policies issued in favor of the Marine Power Division, or as to which the Marine Power Division is the owner, beneficiary or named insured, including but not limited to any rights to any cash value or prepaid premiums attributable thereto.

     2. EXCLUDED ASSETS.
        ----------------


     It is expressly acknowledged and agreed by the parties that the "Marine Power Assets" to be sold to Buyer by Hirel Technologies shall be composed solely of those categories of assets set forth in paragraph 1(a) through (c), inclusive, held or utilized in connection with the operations of the Marine Power Division's facilities at Riverside, California; Ponchatoula, Louisiana; and Spokane Washington, and it is further acknowledged and agreed by the parties that there shall be no sale or other conveyance by Hirel Technologies of any assets of whatever nature or type, whether tangible, intangible, mixed, or recorded or unrecorded on the books of Hirel Technologies, relating to or pertaining to that certain fuel injection technology owned and utilized by Hirel Technologies (collectively the "Excluded Assets").

     3. ASSETS TO BE SOLD BY HIREL MARKETING.
        -------------------------------------

     Subject to the terms and conditions set forth in this Agreement, at Closing, Hirel Marketing will, sell, convey, transfer, assign and deliver to Buyer and Buyer will purchase the following described assets and properties owned by Hirel Marketing in, held for and pertaining to, or developed with respect to, the business of the Hirel Marine & Industrial Supply ("Hirel Marine") Division of Hirel Marketing (sometimes referred to herein collectively as the "Hirel Marine Assets"):

               (a) All finished goods new engine inventory and generators of Hirel Marine and located at Hirel Marine's facility in Lakewood, New Jersey, which said inventory set forth and described in Schedule "3" attached hereto. Hirel Marketing will pay all costs of shipment of any purchased engine inventory from Lakewood, New Jersey to MPH's facility in Ponchatoula, Louisiana;

               (b) Any and all of the accounts receivable relating to the business of Hirel Marine's Lakewood, New Jersey facility, whether billed or unbilled, arising from sales made by said Lakewood, New Jersey facility on or prior to December 31, 1997. MPH shall also receive the right to receive any and all proceeds, including cash, checks or notes arising out of or relating to said accounts receivable;


               (c) All engine parts inventory of Hirel Marine and located at Hirel Marine's Lakewood, New Jersey facility, which said parts inventory is set forth and described in Schedule "4" attached hereto. Hirel Marketing will pay all costs of shipment of the purchased engine parts inventory from Lakewood, New Jersey to MPH's facility in Ponchatoula, Louisiana;

               (d) Any and all furniture, racks, telephones, computers, forklifts, improvements, fixtures and other equipment used in or relating to the operation of the business of Hirel Marine's facility in Lakewood, New Jersey (the "Fixed Assets"), which said Fixed Assets are set forth and described in Schedule "5" attached hereto. Hirel Marketing will pay all costs of shipment of the purchased Fixed Assets from Lakewood, New Jersey to MPH's facility in Ponchatoula, Louisiana; and

               (e) Any and all contracts, warranties, claims (whether asserted or unasserted), causes of action and/or other intangible property rights relating or pertaining to the Hirel Marine Assets acquired by MPH.

     4. NO ASSUMPTION OF LABILITIES OF HIREL MARKETING.
        -----------------------------------------------

     Hirel Holdings and Hirel Marketing hereby expressly acknowledge, represent and warrant that by acquiring the above Hirel Marine Assets, MPH shall not be deemed in any manner to have assumed or agreed to perform or pay any debts, accounts payable, liabilities, claims, obligations or contracts of Hirel Marketing of any nature, whether known or unknown, presently existing, accrued, absolute, contingent or otherwise. MPH does not assume any product liability for breach of any warranty, or otherwise, with respect to any inventory sold by Hirel Marketing prior to the Closing, nor shall MPH have any liability or responsibility for any disposition by Hirel Marketing of any property which is not the subject of this Asset Acquisition. Notwithstanding the provisions of this paragraph, MPH hereby agrees to assume and perform any and all warranty obligations (whether arising by contract or by operation of law) which may be asserted with respect to any of the engines manufactured by the Marine Power Division of Hirel Technologies, Inc. and sold by Hirel Marketing.

     5. ASSUMPTION OF LIABILITIES OF MARINE POWER DIVISION OF HIREL
        -----------------------------------------------------------
        TECHNOLOGIES.
        -------------

     Except as expressly excluded herein, MPH, agrees to assume or perform or pay the debts, obligations, accounts payable, liabilities, claims or contracts attributable to, or arising out of, the operation of the Marine Power Division of Hirel Technologies, as set forth and described in Schedule "6" attached hereto; however, nothing set forth herein shall be deemed to limit or restrict in any way the right of MPH, in its sole discretion and as it deems necessary, to settle, satisfy and/or discharge any obligation of the Marine Power Division on such terms and under such circumstances acceptable to MPH. Hirel Holdings and Hirel Technologies hereby expressly acknowledge, represent and warrant that by acquiring the above Marine Power Assets, MPH shall not be deemed in any manner to have assumed or agreed to pay any debt, liability, obligation or claim, of whatsoever nature of kind, owed by the Marine Power Division to Hirel Holdings or its subsidiaries, including: (1) that certain accounts payable owed by Marine Power Division to Hirel Marketing in the aggregate principal amount of $82,525.63; and (2) that certain advance or loan owed by the Marine Power Division to Hirel Holdings in the total principal amount of $2,915,000.00.


     6. PURCHASE PRICE TO BE PAID TO HIREL TECHNOLOGIES AND HIREL MARKETING.
        --------------------------------------------------------------------

     (a) Purchase Price to Be Paid to Hirel Technologies.

     The consideration to be paid by MPH to Hirel Technologies for the purchase of the Marine Power Assets shall be the total price and sum of $150,000.00 in cash to be paid at the Closing.

     (b) Purchase Price to Be Paid to Hirel Marketing.

     Subject to any adjustment or reduction of the purchase price as a result of MPH's inspection and evaluation of the Hirel Marine finished engine inventory as provided below, on or before January 15, 1998, MPH shall pay to Hirel Marketing the total sum of $150,000.00 in cash for the purchase of the Hirel Marine Assets pursuant to the following terms and conditions:

          (i)  Placement of Purchase Price in Trust Account.

               At the Closing, MPH shall place or cause to be placed in the trust account of Deutsch, Kerrigan & Stiles, L.L.P. the total sum of $150,000.00, which said monies shall remain in said account pending disbursement to Hirel Marketing as provided in this Agreement.

          (ii) Allocation of Purchase Price.

               Subject to any adjustment or reduction of the Purchase Price with respect to the Hirel Marine finished engine inventory, the total purchase price for the Hirel Marine Assets shall be allocated as follows:

               finished new engine inventory
               and generators             -                        $119,499.15;

               accounts receivable, engine parts
               inventory, fixed assets and
               intangibles                -                        $ 30,500.85.

         (iii) Inspection and Acceptance of Finished Engine Inventory.

               From Closing through January 15, 1998, MPH shall have the absolute right to inspect the finished engine inventory as deemed necessary by MPH in order to determine that any engines to be purchased from Hirel Marketing by MPH are in fact new finished engine inventory rather than used engine inventory. Upon conclusion of such inspection and testing, MPH shall promptly provide Hirel Marketing with written notice detailing which, if any, of the finished engine inventory are deemed unacceptable to MPH (the "Rejected Engines"). In the event that a new engine to be purchased hereunder is found by MPH to be defective as a result of defective production or materials, such engine will not be designated as a Rejected Engine by MPH and will instead be included among the engines purchased and acquired hereunder. The aggregate purchase price allocable to the finished engine inventory to be purchased by MPH shall be reduced by the total value of any Rejected Engines, the value of which shall be determined in accordance with the respective values therefore shown on Schedule "3" attached hereto.

          (iv) Subject to the adjustment as provided above, the purchase price shall be paid on the earlier to occur of January 15, 1998 or shipment of the Hirel Marine Assets FOB Ponchatoula, Louisiana.

     7. INSPECTION RIGHTS AND NOTICE OF PURCHASE PRICE FOR HIREL MARINE FINISHED
        ------------------------------------------------------------------------
        ENGINE INVENTORY.
        -----------------

     MPH shall have the absolute right to inspect and review the books, records, inventory, sales invoices, signed packing slips, sales reports, commission reports and other records, documents and properties relating to Marine Power Division's facilities in Riverside, California; Ponchatoula, Louisiana; and Spokane, Washington and the Lakewood, New Jersey operations of Hirel Marketing, the review of which MPH, in its sole discretion, deems necessary for the purposes of this Asset Acquisition, and MPH shall have unfettered access to such books, records, inventory or other properties in connection with the performance of such inspections and reviews. On or before January 15, 1998, MPH shall provide Hirel Marketing with written notice, as provided in paragraph 6(b)(iii), above, setting forth any Rejected Engines and the values therefore deemed unacceptable by MPH due to its inspection and testing of same, together with the corresponding reduction, if any, in the total purchase price to be paid by MPH for the Hirel Marine finished engine inventory.

     8. REPRESENTATIONS AND WARRANTIES OF SELLER.
        -----------------------------------------

     Hirel Technologies and Hirel Marketing (collectively "Seller") hereby represent and warrant to Buyer as follows:

          8.1 Gregory Fenech as president of Hirel Technologies and as vice-president of Hirel Marketing, possesses all right, authority and power to execute and perform this Agreement and the transactions required hereunder. This Agreement constitutes a binding obligation of each Seller in accordance with its terms.

          8.2 To the knowledge of Seller, with respect to the Marine Power Assets and the Hirel Marine Assets, neither Hirel Technologies nor Hirel Marketing are infringing upon, or otherwise violating any patents, copyrights, trademarks, service marks, trade names, franchises, rights, certificates, permits or other similar intangible asset of any third party. No proceedings related to any such infringement or violation have been instituted or are pending, or, to the knowledge of Seller, threatened, and no claim has been received by Seller alleging any such violation.

          8.3 To the best of Seller's knowledge, information and belief, and except as otherwise provided in the public records of the States of Louisiana, Washington, California or New Jersey, as of the Closing, Seller has good and marketable title to all the Assets. As of the Closing, except with respect to certain of the Marine Power Assets encumbered in favor of Union Planters Bank, to the best of Seller's knowledge, information and belief, and except as otherwise provided in the public records of the States of Louisiana, Washington, California and New Jersey, all the Marine Power and Hirel Marine Assets are and will be transferred to Buyer free and clear of any mortgages, liens, pledges, charges, encumbrances, equities, claims, tax liens or liabilities of any nature whatsoever.

          8.4 Seller has not received any written notice of any complaints, lawsuits, claims or proceedings, pending or threatened, regarding ownership, use or possession of the Marine Power and Hirel Marine Assets, or any portion thereof. To the best of Seller's knowledge, information and belief, no claims are pending against Seller as of the Closing of any nature which could attach to the assets.

          8.5 To the best of Seller's knowledge, information and belief, as of the Closing, no condition exists with respect to any of the Marine Power and Hirel Marine Assets which would give rise to any claim of violation of fire, air or water pollution, health, environmental or any other laws or regulations affecting the assets.

          8.6 To the best of Seller's knowledge, information and belief, all documents, books, records or other written information delivered or provided by Seller to Buyer in connection with this Agreement, and the transactions contemplated herein, are true and complete in all material respects and do not contain any untrue statement of material fact and do not omit to state any material fact necessary to make the statements contained therein false or misleading.

          8.7 As used herein, the phrases "to the best of Seller's knowledge, information and belief" or "to the knowledge of Seller" shall refer solely to the specific knowledge of those officers of Seller located at the Seller's principal place of business in Pompano Beach, Florida, and such individuals have not conducted, and are under no obligation to conduct, any independent inquiry as to any of the matters set forth in this Article 8. Any reference to "knowledge," "notice" or "claim" shall refer solely to knowledge, notice or claim received in written communications addressed to and received by officers of Seller in Pompano Beach, Florida. Buyer agrees that no knowledge of any facts or circumstances shall be attributed to Seller solely by virtue of the knowledge of any employees located at any of the Marine Power Locations. Seller is not aware of the content of such reports, representations or warranties as may have been provided to Buyer by employees of the Marine Power Division, and accordingly Seller is unable to represent or warrant the accuracy of any such information received by Buyer. Buyer agrees that it is not relying upon any representation or warranty of any facts where Buyer has obtained information in connection with its investigation of the Marine Power Division contrary to such representation or warranty.

     9. REPRESENTATION AND WARRANTY OF BUYER
        ------------------------------------

     As of the Closing, Buyer warrants and represents that it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana, and that the execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by the members of MPH pursuant to the

Operating Agreement. All other actions of Buyer necessary to authorize the execution and delivery of this Agreement, and the transactions contemplated herein, have been, or will be, taken prior to the Closing.

     10. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS TO CLOSE.
         -----------------------------------------------------

     The obligation of the Buyer to close this Asset Acquisition is, at the election of Buyer, subject to satisfaction of each of the following express conditions:

          10.1 All inspections or review of all Marine Power assets have been completed to Buyer's satisfaction.

          10.2 No uncured breach exists with respect to any of Seller's agreements, representations and warranties contained paragraph 8 in this Agreement.

          10.3 As of Closing, Hirel Holdings, Hirel Technologies and Hirel Marketing have complied with the terms and conditions of this Agreement.

          10.4 Buyer may at any time, or prior to Closing, waive any one or more of the preceding conditions to Closing by written notice to Seller.

     11. THE CLOSING.
         ------------

     The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at Deutsch, Kerrigan & Stiles, L.L.P., 755 Magazine Street, New Orleans, Louisiana 70130 and on a date and time specified by Buyer upon five (5) days notice by Buyer to Seller, or at such other place, time and date as may be agreed upon in writing by Buyer and Seller. Closing shall occur by no later than December 31, 1997. In the event that the Closing does not occur by December 31, 1997, Buyer or Seller shall have the unfettered right in its sole discretion to terminate this Agreement and the Asset Acquisition with no liability whatsoever to any other party to this Agreement. The transactions consummated at Closing, when effected, will be deemed to be effective as of the closing of business on the date of the Closing, except as otherwise provided by Buyer and Seller. All action to be taken at Closing will be considered as taken simultaneously, and no paper, document or instrument will be considered to be delivered until all items to be delivered have been provided.

     12. SELLER'S OBLIGATIONS AT CLOSING.
         --------------------------------

     Seller at the Closing will deliver, or cause to be delivered, to Buyer all documents (of whatever nature) as may be reasonably necessary, expedient or proper in order to complete any and all transfers and assignments provided for herein and to convey to Buyer such title to all assets as is contemplated in this Agreement.

     13. BUYER'S OBLIGATIONS AT CLOSING.
         -------------------------------

     Buyer at Closing will deliver, or cause to be delivered, to Hirel Technologies, Inc. the entire purchase price of the Marine Power Assets by wire transfer of funds to a bank account or bank accounts designated by Hirel Technologies, Inc. in advance of the Closing. Buyer at Closing will place, or cause to be placed in the trust account of Deutsch, Kerrigan & Stiles, L.L.P. the sum of $150,000.00 representing the maximum purchase price for the Hirel Marine Assets. Buyer further agrees that subject to the terms of this Agreement, it will deliver, or cause to be delivered, to Hirel Marketing, Inc. by on or prior to January 15, 1998, the purchase price for the Hirel Marine Assets by wire transfer funds to a bank account or bank accounts designated by Hirel Marketing, Inc. in advance of such date.

     14. TAXES.
         ------

     All transfer or other sales or use taxes which may be due as a result of the sale and transfer of the assets shall be paid by the party against whom such taxes are assessed or levied in accordance with the laws, rules and regulations of the applicable taxing jurisdiction in which the assets, or a portion thereof, are physically located. Any property taxes due or payable with respect to the assets will be the sole responsibility of the Buyer.

     15. SELLER'S OBLIGATIONS POST-CLOSING.
     --------------------------------------

     Subsequent to Closing, the Seller shall have the following obligations to
Buyer:

          15.1 Seller shall at any time, and from time to time after the Closing, upon the request of Buyer, execute, acknowledge and deliver and will cause to be executed, acknowledged and delivered all such further assignments, transfers, conveyances, assurances and such other instruments as may reasonably be requested by Buyer and will take such other action consistent with the terms of this Agreement that may be required to complete or consummate the transactions contemplated by this Agreement.

          15.2 Upon the Closing, or immediately thereafter, Seller shall instruct, or cooperate with Buyer in instructing, Seller's customers and account debtors that Buyer has purchased the accounts receivable and requesting such customers and account debtors to remit payments to Buyer at the mailing address specified by Buyer.

     16. POST-CLOSING ACCESS TO MARINE POWER RECORDS.
         --------------------------------------------

     Buyer agrees that upon request, Seller shall have reasonable access to the books and records of the Marine Power Division for the purpose of preparing tax returns or other filings. The parties hereto agree that any access of Seller to the Marine Power books and records shall be at the sole cost and expense of Seller and shall not interfere with the business operations of MPH.

     17. DAMAGE OR DESTRUCTION OF ASSETS.
         --------------------------------

     If prior to Closing (or if as to the Hirel Marine Assets, prior to January 15, 1998 or shipment of the Hirel Marine Assets to MPH, whichever occurs earlier), the assets or any portion thereof, suffer or sustain damage or injury by fire or other casualty, Buyer may, in its sole discretion, elect to terminate this Agreement upon written notice to such Seller without any liability to Hirel Holdings, Hirel Technologies or Hirel Marketing.

     18. COSTS AND EXPENSES.
         -------------------

     Buyer will pay the documentary fees, transfer taxes and the recording costs of the transfer documents or instruments recorded for the benefit of Buyer. Each party will pay the fees and expenses incurred by its respective counsel in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

     19. NO MERGER
         ---------

     The representations, warranties, covenants and other obligations of Hirel Holdings, Hirel Technologies and/or Hirel Marketing set forth in this Agreement shall survive the Closing to the full extent necessary for Buyer's enforcement of same. No examination or inspections by Buyer will modify or diminish the obligations of any Seller with respect to the representations and warranties of any Seller contained in this Agreement.

     20. ENTIRE AGREEMENT: MODIFICATION: WAIVER ATTORNEYS' FEES.
         -------------------------------------------------------

     This Agreement constitutes the entire agreement between the parties pertaining to this Asset Acquisition and supersedes all prior agreement, representations, and understandings of every kind and nature between the parties. No change, waiver, modification or amendment of this Agreement shall be binding unless executed in writing by the party to be bound by such change, waiver or modification. A waiver of any of the provisions of this Agreement shall not constitute a waiver of any other provision or subsequent breach of condition, either of like or different nature; forbearance in prosecuting a remedy for breach hereof shall not constitute a waiver. In the event either party hereto brings or files an action for the enforcement or interpretation of the terms hereof, the losing party shall pay the costs incurred by the prevailing party, including, without limitation, court costs and attorneys' fees.

     21. PARTIES IN INTEREST.
         --------------------

     Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person or entity other than Hirel Holdings, Hirel Technologies, Hirel Marketing and Buyer and their respective successors and assigns. In particular, no agreement on the part of MPH to assume or perform any obligation or liability of the Marine Power Division shall be construed as intended to confer any rights or remedies on any person or entity who is not a party to this Agreement. This Agreement will be binding upon and inure to the benefit of the parties to it and their respective heirs, legal representatives and successors, but will not be assignable by any of the parties hereto except with the prior written consent of the other party,

     22. RIGHT TO TERMINATE.
         -------------------

     In addition to any other right of termination specifically granted to Buyer herein, Buyer shall have the absolute right to terminate this Agreement, and the Asset Acquisition contemplated herein, for any reason, or no reason, upon written notice to Hirel Holdings on or before the Closing, and upon the provision of such notice, the parties hereto will thereupon be relieved of all further obligations under this Agreement.

     23. GOVERNING LAW.
         --------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana without giving effect to its conflict of laws rules. Hirel Holdings, Hirel Technologies and Hirel Marketing consent to the jurisdiction of the courts of the State of

Louisiana and agree that any litigation with respect to this Agreement shall be brought in the United States District Court for the Eastern District of Louisiana and that said court shall be the sole and exclusive forum for purposes of venue and personal jurisdiction over the parties.

     24. SECTION AND OTHER HEADINGS.
         ---------------------------

     The section and other headings contained in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of the text of this Agreement.

     25. NOTICES.
         --------

     All notices, requests, demands, and other communications under this Agreement shall be deemed to have been duly given on the date of service, if served personally on the party to whom notice is to be given, or upon delivery if mailed to the party to whom notice is to be given (refusal or failure to claim the communication within five (5) days shall constitute delivery), by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows:


                To Seller:
                               Hirel Holdings, Inc.
                               Hirel Technologies, Inc.
                               Hirel Marketing, Inc.
                               650 S.W. 16th Terrace
                               Pompano Beach, Florida
                               Attn: Gregory Fenech

                With a copy to:
                               Thomas O. Katz, Esq.
                               Ruden, McCloskey, Smith, Schuster & Russell, P.A. 200 East Broward Blvd.
                               15th Floor
                               Fort Lauderdale, Florida 33301

                To Buyer:
                               Marine Power Holding, L.L.C.
                               400 N. Carrollton Avenue
                               New Orleans, Louisiana 70119
                               Attn: Mr. John Benton Smallpage, Jr.
                               Manager

                With a copy to:
                                David M. Culpepper, Esq.
                                Deutsch Kerrigan & Stiles, L.L.P.
                                755 Magazine Street
                                New Orleans, Louisiana 70130

     26. NOTICE OF CLAIM.
         ----------------

     It shall be a precondition to any claim asserted by any party hereto of a breach or violation on the part of the other party that written notice thereof be given by the party asserting such breach or default to the other party as soon as practicable.

     27. EXECUTION IN COUNTERPARTS.
         --------------------------

         This Agreement, and any documents or instruments executed in connection therewith, may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute a single instrument.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year set forth above.

                              Hirel Holdings, Inc.

                              By:
                                  ------------------------------------------
                                    Gregory Fenech, its President

                              Hirel Technologies, Inc.

                              By:
                                  ------------------------------------------
                                    Gregory Fenech, its President

                              Hirel Marketing, Inc.

                              By:
                                  ------------------------------------------
                                    Gregory Fenech, its Vice-President

                              Marine Power Holding, L.L.C.

                              By:
                                  ------------------------------------------
                                     John Benton Smallpage, Jr., its Manager